EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of January 8, 1998 by and between John D. Bamberger, residing at 2712 Murfield Court, Rochester Hills, Michigan 48306 (the "Executive") and Sequoia Diversified Products, Inc. (f/k/a ITP No. 10, Inc., a Delaware corporation, having its principal office at 107 South Squirrel Road, Auburn Hills, Michigan 48326 (the "Company").

                                     RECITALS:

     A. Pursuant to an Agreement and Plan of Organization (the "Merger Agreement") made as of January 8, 1998, by and among (i) the Company, (ii) IT Partners, Inc., a Delaware corporation and sole stockholder of the Company ("ITP"), (iii) Sequoia Diversified Products, Inc., a Michigan corporation ("Target"), and (iv) the stockholders of Target named therein;

     B. ITP and the Company are utilizing the assets acquired by operation of the Merger (as defined in the "Merger Agreement") to conduct a business (the "Business") which is engaged in the design, manufacture and sale of products and services to the information technology industry and such Business will continue hereafter to be operated and conducted by the Company; and

     C. ITP and the Company desire to assure themselves of the Executive's services with respect to the operation of the Business.

     NOW, THEREFORE, in exchange for good and valuable consideration, both the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Employment, Duties and Acceptance

     1.1 The Company hereby employs the Executive during the Term (as hereinafter defined) of this Agreement as the Vice Chairman, Chief Executive Officer and Treasurer of Target. The Executive shall report directly to the President of ITP and shall be subject to the reasonable direction, policies, plans, oversight and review of the Board of Directors of ITP.

     1.2 The Company may assign to the Executive such other executive and administrative duties for the Company or ITP as may be determined by the Board of Directors of the Company consistent with the Executive's expertise, experience and prior duties with Target. The Executive shall perform such additional duties and functions without separate compensation, unless otherwise authorized by the Board of Directors.

     1.3 The Executive accepts such employment and agrees to devote his full and exclusive business time, energies, attention and best efforts to the performance of his duties hereunder, which may include such travel as may reasonably be required of him.
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     1.4      The Executive shall not, without the prior written consent of the Company, during the Term of this Agreement be engaged in any other business activity involving a Competitive Business (as defined in Section 6), whether or not pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Executive from making and supervising personal investments, provided they:

          (a)     will not cause a breach of Section 4.4, below; and

          (b) will not materially interfere with the performance of the Executive's duties hereunder.

     1.5 All of the Executive's work product and work in process created during the Term of this Agreement shall be considered "work made for hire" under the U.S. Copyright Act, 17 U.S.C. section 101 et seq. and all intellectual property rights therein shall be the sole and exclusive property of the Company. In addition, in the event that any work product or work in process created during the Term of the Agreement is not considered to be a work made for hire, the Executive hereby agrees, at the Company's expense, to assign all proprietary rights in such work product or work in process to the Company.

2.      Compensation; Benefits; Relocation

     2.1 Base Salary. As partial compensation during the Term of this Agreement for all of the Executive's services to be rendered hereunder, Company agrees to pay, or cause to be paid, to the Executive, in the manner hereinafter provided, an amount comprised of base compensation equal to Two Hundred Thousand Dollars ($200,000.00) per annum (the "Base Salary"), to be paid in biweekly installments, less all such sums as may be required by law to be withheld or deducted. Such Base Salary shall be subject to normal periodic review based on the policies and practices of the Company, provided that in no event shall the Base Salary be less than the dollar amount set forth in the preceding sentence, unless mutually agreed upon by the parties.

     2.2 Business Expenses. The Executive will be reimbursed for automobile, travel, entertainment, lodging and other related reasonable business expenses actually incurred in connection with his work upon terms and conditions established by ITP from time to time and consistently applied for all of the senior executive officers of its operating subsidiaries.

     2.3 Vacation; Sick Leave. The Executive shall be entitled to periods of vacation not less than three (3) weeks annually and sick leave during the Term of this Agreement upon terms and conditions established by ITP from time to time and consistently applied for all of the senior executive officers of its operating subsidiaries.

     2.4 Other Benefits. The Executive shall receive hospitalization, major medical, disability and pension plan benefits upon terms and conditions established by ITP from time to time and consistently applied for all of the senior executive officers of its operating subsidiaries; it being understood that there is no assurance with respect to the establishment of such plans or,
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if established, the continuation of such plans during the term of this
Agreement.

     2.5 Insurance. The Company may, in the exercise of its sole and absolute discretion, obtain a policy or policies of insurance covering the life of the Executive. The Executive covenants that he will cooperate fully by performing all requirements of the insurer which are reasonably necessary to the issuance and maintenance of any such policies, including but not limited to submitting to a physical examination and providing historical medical records. The Company further agrees that it will pay all premiums of any such policy or policies.

     2.6. Relocation. The Executive shall not be required to relocate without his consent.

3.     Term and Termination.

     3.1 Term and Renewal. The initial term of this Agreement shall be four (4) years, commencing as of January 8, 1998 and continuing through January 7, 2002 (the "Initial Expiration Date"), unless sooner terminated as herein provided (the "Initial Term"). The Initial Term shall renew automatically for subsequent terms of one (1) year each (each a "Renewal Term"), unless at least sixty (60) days before the Initial Expiration Date, or at least sixty (60) days in advance of the expiration of any subsequent Renewal Term (as the case may be), either party gives the other party notice in writing of its intent not to renew this Agreement. As used in this Agreement, the term "Term" shall mean either the Initial Term or any Renewal Term, as the case may be.

     3.2 Termination Upon Death. If the Executive dies during the Term of this Agreement, this Agreement shall immediately terminate, except that the Company shall for a period of one hundred eighty (180) days following the date of his death pay to the legal representatives of the Executive's estate the Base Salary, as then in effect. Such payment will be made within thirty (30) days of the date of death.

     3.3     Termination for Proper Cause.

          (a) The Company, by written notice to the Executive, may terminate this Agreement for proper cause and the continuance thereof for ten (10) business days' after written notice. As used herein, "proper cause" shall exclusively mean that the Executive has:

                   (i)     refused or willfully failed to carry out specific
                           directions of the Board of Directors of the Company which are not in conflict with the terms of this Agreement, or willfully refused or willfully failed to perform a material part of his duties hereunder;
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                  (ii)     committed a material breach of any of the
                           provisions of Article 4 of this Agreement;

                  (iii) acted in a fraudulent or dishonest manner in his relations with the Company that has served to adversely and materially harm the Company;

                  (iv) committed larceny, embezzlement, conversion or any act involving the misappropriation of funds in the course of his employment; or

                  (v) been convicted of any crime involving an act of moral turpitude.

                  The determination as to whether proper cause (as defined above) exists shall be made in the good faith opinion of ITP's Board of Directors by the affirmative vote of two-thirds (2/3) of all of the directors (but not including the Executive if the Executive is a director). In the event of a termination under subparagraph (a) above, all Base Salary and other benefits under the terms of this Agreement to be paid or provided to the Executive shall immediately cease, provided that the Executive shall be entitled to receive all such compensation and benefits through the effective date of such termination.

          (b) In the event the Company terminates this Agreement by dismissing the Executive without proper cause, the Company shall pay the Executive his Base Salary (equal to the amount paid for the full fiscal year immediately preceding such termination or, if such termination occurs during the first full fiscal year, his first year's Base Salary) and continue to provide to him the benefits as set forth herein for the balance of the entire applicable Initial Term or Renewal Term, as the case may be.

     3.4 Termination by Executive for Good Reason. In the event the Executive terminates this Agreement for "good reason," the Company shall pay the Executive his Base Salary and provide to him the benefits as set forth herein for the balance of the entire applicable Initial Term or Renewal Term, as the case may be. For purposes of this section, the Executive shall have "good reason" to voluntarily terminate his employment if (i) the Company shall have materially and substantially reduced the job description of such Executive or assigned to the Executive significant duties which are materially inconsistent with the Executive expertise, experience and prior duties with the Target, as the case may be or (ii) ITP has not completed an initial public offering of its capital stock under the Securities Act of 1933, as amended, pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission by June 30, 2000.
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     3.5     Termination Due to Disability

          (a)     The Company, by notice to the Executive, may upon thirty
                  (30) days prior written notice, terminate this Agreement if the Executive shall become disabled. Notwithstanding such termination, the Company shall for a period of one hundred eight days (180) days following the date of such termination both pay to the Executive all monies due hereunder up to the date of such notice, including Base Salary and additionally provide the benefits as set forth herein.

          (b) For purposes of this Agreement, the terms "disabled" or "disability" (i) shall mean the Executive's inability, for a period of one hundred eighty (180) consecutive days, to devote his full time to those duties as an employee of the Company which he was performing prior to his disability, and
                  (ii) shall be deemed to have occurred on the one hundred eighty-first (181st) day of his inability to devote his full time to his duties as an employee of the Company. If by the one hundred eightieth (180th) consecutive day of absence the Executive can provide evidence, in the form of a doctor's certificate, of the likelihood of his return to work within the next one hundred eighty (180) days, "disability" shall be deemed to have occurred on the three hundred sixty-first (361st) day of absence. The definition of "disabled" or "disability" may be altered by the affirmative vote of two-thirds (2/3) of the Board of Directors of ITP on a case-by-case basis, for example, to exclude disability which lasts for longer than one hundred eighty (180) consecutive days but is not permanent, or to include disability where each absence does not total one hundred eighty (180) consecutive days but involves absences frequent enough to be considered permanent by the Board of Directors.

4.     Protection of Confidential Information; Non-Competition.

     4.1     The Executive acknowledges that:

          (a) The established nature of the Business was material to the decision of ITP to acquire and conduct the Business and for the Company to employ the Executive hereunder.

          (b) As a result of his employment by the Company and his operation of the Business, the Executive has obtained and will obtain certain proprietary, secret and confidential information concerning the business of the Company and ITP, including, without limitation, financial and organizational information, the identity of customers and sources of supply, their needs and requirements, the nature and extent of contracts with them, and related cost price and sales information.
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          (c)      The Company and ITP will suffer immediate, irreparable and substantial damage which will be difficult to compute if, during the period of his employment with the Company or thereafter, the Executive should enter a competitive business with any material segment of the Company's and ITP's business (whether as an employee, shareholder, director, officer or otherwise) or should divulge secret and confidential information relating to the business of the Company and ITP heretofore or hereafter acquired by him in the course of his management of the Business and his employment by the Company.

          (d) The provisions of this Agreement are reasonable and necessary for the protection of the business of the Company and ITP.

     4.2 The Executive agrees that he will not at any time, either during the Term of this Agreement or thereafter, divulge to any person, firm or corporation any confidential information obtained or learned by him during the course of his employment with the Company, or prior to the commencement thereof in the course of his employment by and management of the Business, with regard to the operational, financial, organizational, business or other affairs of the Business of ITP, the Company, any of their subsidiaries, or any of their officers and directors, including, without limitation, trade "know how," secrets, customer lists, sources of supply, pricing policies, operational methods or technical processes, except: (i) in the course of faithfully performing his duties hereunder, (ii) with the Company's express written consent, (iii) to the extent that any such information is in the public domain other than as a result of the Executive's breach of any of his obligations hereunder, or (iv) where required to be disclosed by court order, subpoena or other governmental process. In the event that the Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, the Executive promptly but in no event more than forty-eight (48) hours after learning of such subpoena, court order, or other governmental process, shall notify, by personal delivery or by facsimile, confirmed by mail or by certified mail, return receipt requested, the Company and, at the Company's expense, the Executive shall:

          (a) take all reasonably necessary steps requested by the Company to defend against the enforcement of such subpoena, court order or other governmental process, and

          (b) permit the Company to intervene and participate with counsel of its choice in any proceeding or actions relating to the enforcement thereof.

     4.3 Upon termination of his employment with the Company, or at any time the Company's Board of Directors may reasonably request, the Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and ITP and all property associated therewith, which he may then possess or have under his control.

     4.4 During the Term of his employment with the Company and for a period of one (1) year thereafter, except in the event of a termination without proper cause prior to the end of the Initial Expiration Date, the Executive shall not, without the express prior written permission of the Company, in the State of Michigan, or any adjacent state, directly or indirectly: (i) enter into the employ of or render any significant and material services to any person, firm or corporation engaged in any Competitive Business (as defined in Section 6); (ii) engage in any Competitive Business for his own account; (iii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; or (iv) solicit, interfere with, or endeavor to entice away from the Company any of its employees, customers or sources of supply. Nothing in this Agreement, however, shall preclude the Executive from investing his personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in over-the-counter market and if such investment does not result in his actually and/or beneficially owning, at any time, more than five percent (5%) of the publicly traded equity securities of such competitor. Notwithstanding any other provision of this Agreement, in the event of a termination occurring prior to the end of the Initial Term either by the Company without proper cause or a voluntary termination by the Executive for good reason or in the event the Notes (as defined in the Merger Agreement) are not paid in accordance with the terms thereof, the Executive shall be free from the restrictions set forth in this Section 4.4.

     4.5 If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Article 4, the Company shall have the right and remedy:

          (a) to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages alone will not provide an adequate remedy to the Company; and

          (b) to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by the Executive as the result of any transactions constituting a breach of any of the provisions of Article 4, and the Executive hereby agrees to account for and pay over such Benefits to the Company. Each of the rights and remedies enumerated in this Section 4.5 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

     4.6 If the Executive shall violate any covenant contained in Article 4, the duration of such covenant so violated shall be automatically extended for a period of two (2) years from the date on which the Executive permanently ceases such violation or for a period of two (2) years from the date of the entry by a court of competent jurisdiction of a final order or judgment enforcing such covenant, whichever period is later.

     4.7 If any provision of Article 4 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them to the minimum extent necessary so that these provisions would be enforceable, and such provision or provisions shall then be applicable in such modified form.

     4.8 The Executive acknowledges that he will be directly and materially involved as a senior executive in many important policy and operational decisions of the Company and ITP. The Executive further acknowledges that the scope of the foregoing restrictions has been specifically bargained between the Company and the Executive, each being fully informed of all relevant facts. Accordingly, the Executive acknowledges that the foregoing restrictions of this Section 4 are fair and reasonable, are minimally necessary to protect the Company and ITP, its stockholders and the public from the unfair competition of the Executive who, as a result of his employment with the Company, will have had access to the confidential and important information of the Company and ITP, its business and future plans. The Executive furthermore acknowledges that no unreasonable harm or injury will be suffered by him from enforcement of the covenants contained herein and that he will be able to earn a reasonable livelihood following termination of his employment notwithstanding enforcement of the covenants contained herein.

     4.9 Both the Company and the Executive do hereby further acknowledge and agree that none of the time span, scope or area covered by the restrictive covenants above is or are unreasonable, and that it is the specific intent of both the Company and the Executive that each and all of the provisions set forth in this section shall be valid and enforceable as specifically set forth hereinabove to the fullest extent possible. If it shall be judicially determined that any of the provisions set forth in this section shall not be valid or enforceable as specifically set forth hereinabove, such provision shall not be declared invalid but rather shall be modified in such manner so as to result in the same being valid and enforceable to the maximum extent permitted by law. It is further agreed and understood that, because of the highly confidential and sensitive nature of the Company's and ITP's business, in the event of any violation by the Executive of any of the preceding provisions of this section, the Company may, in addition to any other remedies which it may have, obtain injunctive relief in any court of appropriate jurisdiction to enforce the terms hereof.

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      5. Laws of the State of Maryland to Govern.

     (a) This Agreement shall be governed by and construed and interpreted exclusively in accordance with the applicable laws of the State of Maryland, without regard to its conflicts of law provisions that might refer the construction or interpretation of this Agreement to the laws of another state.

     (b) If any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled.

     (c) Each of the parties hereto hereby submit to the jurisdiction of the courts of the State of Michigan in any proceeding for the enforcement of this Agreement.

      6. Definitions. As used in this Agreement, the term "Competitive Business" shall mean either: (A) any of the development, production, marketing or distribution of products and services of the information technology industry engaged in, or to the knowledge of the Executive, contemplated by, the Company or ITP during the Term of the Executive's employment; or (B) any other product or service (including software-related products or services) of every nature, kind and description whatsoever which was under active development, production, marketing or distribution by the Company, ITP, or any of their subsidiaries at any time prior to or during the Term of the Executive's employment.

      7.    Miscellaneous Provisions.

      7.1 Notices. Any notice, request, instruction or other document or communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to be given upon (i) delivery in person, (ii) five (5) days after being deposited in the mail, postage prepaid, for mailing by certified or registered mail, (iii) one (1) day after being deposited with an overnight courier service, charges prepaid, or (iv) when transmitted by facsimile, with a copy simultaneously sent as provided in clauses (ii) and
(iii), in every case as follows:

     If to the Company, delivered or mailed to:

               c/o Sequoia Diversified Products, Inc.
               9881 Broken Land Parkway
               Suite 102
               Columbia, Maryland 21046
               Attn:  Daniel J. Klein, Chairman of the Board

     with a copy delivered or mailed by the same method to:

               Earl S. Wellschlager, Esquire
               Piper & Marbury, L.L.P.
               36 South Charles Street
               Baltimore, Maryland 21201

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    If to the Executive, delivered or mailed to:

               John D. Bamberger
               2712 Murfield Court
               Rochester Hills, Michigan 48306

     with a copy delivered or mailed by the same method to:

               J. Michael Bernard, Esquire
               Dykema Gossett PLLC
               400 Renaissance Center
               Detroit, Michigan 48243-1668

     7.2 Entire Agreement. This Agreement sets forth the entire agreement of the parties with regard to the specific subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement may be waived or changed except by a writing signed by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof shall in no manner affect his or its right at a later time to enforce such provision.

     7.3 Article Headings. The article headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     7.4 Confidential Nature. The parties acknowledge that all of the terms and conditions of this Agreement are of a confidential and sensitive nature and shall be disclosed or divulged to any third party whatsoever only to the extent required by any applicable requirement of law.

     7.5 Further Assurances. The parties hereto hereby agree to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments from time to time, as either may at any time reasonably request in order to better assure and confirm unto each party their respective rights, powers and remedies conferred hereunder.

     7.6 Arbitration. Except with respect to Article 4 hereof for which specific performance shall be available, any and all claims, demands, disputes, controversies, differences or misunderstandings arising out of or relating to this Agreement, or the failure or refusal to perform the whole or any part hereof, shall be settled by arbitration conducted in Detroit, Michigan by the American Arbitration Association (the "AAA") in accordance with the rules thereof then pertaining. With respect to the determination of "proper cause" by the Board of Directors of ITP under Section 3.3 hereof, the sole role of the arbitrators will be to determine whether the Board of Directors of ITP acted in good faith. Each of the parties hereto hereby submit to the jurisdiction of the courts of the State of Michigan in any proceeding for the enforcement of this Agreement to arbitrate and for the enforcement of the award rendered by the arbitrators, and agree that judgment upon such award may be entered in any court, in or out of the State of

Michigan, having jurisdiction thereof. The fees of the AAA shall be borne by the parties equally.

     7.7 Specific Performance. Subject to Section 7.6 above, the parties hereto hereby expressly recognize and acknowledge that extensive and irreparable damage would result in the event that this Agreement is not specifically enforced. Therefore, their respective rights and obligations hereunder shall be enforceable in a court of equity by a decree of specific performance and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and any and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

     7.8 Severability. If any term or condition of this Agreement should be held invalid by a court, arbitrator or tribunal of competent jurisdiction in any respect, such invalidity shall not affect the validity of any other term or condition hereof. If any term or condition of this Agreement should be held to be unreasonable as to time, scope or otherwise by such a court, arbitrator or tribunal, it shall be construed by limiting or reducing it to the minimum extent so as to be enforceable under then applicable law. The parties hereto acknowledge that they would have executed this Agreement with any such invalid term or condition excluded or with any such unreasonable term or condition so limited or reduced.

     7.9 Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the heirs, personal representatives, legal successors and assigns of the respective parties hereto; provided that, neither party shall assign this Agreement (by merger, consolidation, operation of law or otherwise) without the written consent of the others and any attempted assignment without said consent shall be null, void and without any effect whatsoever ab initio. Nothing in this Agreement shall be construed as granting to any person or entity whatsoever other than the parties hereto, and their respective successors and permitted assigns, and any remedy, claim or other privilege or right under or in respect of this Agreement or any provision hereof.

     7.10 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

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     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

WITNESS:                              EXECUTIVE:


                                       /s/ John D. Bamberger (SEAL)
                                       ----------------------------
                                       John D.  Bamberger



ATTEST:                              COMPANY:


/s/ Jamie E. Blech                By: /s/ Daniel J. Klein    (SEAL)
                                      -----------------------------
                                  Name:
                                  Title: